                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

J.P. MORGAN SECURITIES INC.                       CREDIT SUISSE FIRST BOSTON
270 Park Avenue                                   11 Madison Avenue, 22nd Floor
New York, New York 10017                          New York, New York  10010

JPMORGAN CHASE BANK
270 Park Avenue
New York, New York 10017

                                                                  June 30, 2004

                                  $500,000,000
                        SENIOR SECURED CREDIT FACILITIES
                                COMMITMENT LETTER

Charles River Laboratories International Inc.
251 Ballardvale Street
Wilmington, Massachusetts 01887

Attention: Thomas F. Ackerman
           Senior Vice President & Chief Financial Officer

Ladies and Gentlemen:

         Charles River Laboratories International Inc., a Delaware corporation ("HOLDINGS" or "YOU"), has advised J.P. Morgan Securities Inc. ("JPMORGAN"), JPMorgan Chase Bank and Credit Suisse First Boston ("CSFB"; together with JPMorgan Chase Bank, the "COMMITTING BANKS"; and together with JPMorgan and JPMorgan Chase Bank, the "COMMITTING PARTIES") that it intends to acquire (the "ACQUISITION") Inveresk Research Group, Inc., a Delaware corporation (the "COMPANY"), in a transaction that will involve the merger of a wholly owned subsidiary of Holdings with and into the Company, followed by the merger of the resulting corporation with and into a second wholly owned subsidiary of Holdings, with such second subsidiary surviving (such surviving subsidiary, the "BORROWER"). In connection with such mergers, the common stock of the Company will be converted into rights to receive shares of the common stock of Holdings and aggregate cash consideration of approximately $570,400,000. You have also advised us that you intend to finance such cash consideration and the fees and expenses related to the Acquisition, and to refinance your existing credit facilities and certain outstanding indebtedness of the Company, with, in part, new senior secured credit facilities consisting of a term loan facility of $350,000,000 and a revolving credit facility of $150,000,000 (the "CREDIT FACILITIES"). A description of the sources and uses for the cash used for the Acquisition and the related refinancings (collectively, the "TRANSACTION") are described in the Sources and Uses Table attached as Schedule 1.

         JPMorgan and CSFB are pleased to advise you that they are willing to act as joint lead arrangers and joint bookrunners for the Credit Facilities.

         Furthermore, each of JPMorgan Chase Bank and CSFB is pleased to advise you of its commitment to provide 50% of the Credit Facilities upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "COMMITMENT LETTER") and in the Summary of Terms and Conditions attached hereto as Exhibit A (the "TERM SHEET").

         It is agreed that JPMorgan and CSFB will act as the joint lead arrangers and joint bookrunners (in such capacities, the "ARRANGERS"), and that JPMorgan Chase Bank will act as the sole administrative agent and CSFB will act as the sole syndication agent, for the Credit Facilities. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Credit Facilities unless you and we shall so agree.

         We intend to syndicate the Credit Facilities to a group of financial institutions (together with the Committing Banks, the "LENDERS") identified by us in consultation with you. The Arrangers intend to commence syndication efforts promptly, and you agree actively to assist the Arrangers in completing a syndication satisfactory to them. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) direct contact between senior management and advisors of the Holdings and the Company and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with the Arrangers, of one or more meetings of prospective Lenders.

         The Arrangers will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders, in each case in consultation with you. To assist the Arrangers in their syndication efforts, you agree promptly to prepare and provide to the Committing Parties all information with respect to Holdings, the Company and the Transaction, including all financial information and projections (the "PROJECTIONS"), as we may reasonably request in connection with the arrangement and syndication of the Credit Facilities. At the request of the Arrangers, Holdings agrees to assist in the preparation of a version of the information package and presentation consisting exclusively of information and documentation that is publicly available. You hereby represent and covenant that (a) all information other than the Projections (the "INFORMATION") that has been or will be made available to any Committing Party by you or any of your representatives is or will be, when furnished and taken as a whole, complete and correct in all material respects and does not or will not, when furnished and taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made; PROVIDED, that with respect to Information relating to the Company and its affiliates, such representation and covenant is made to the best of your knowledge, and (b) the Projections that have been or will be made available to any Committing Party by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions at the time of delivery thereof. You understand that in arranging and syndicating the Credit Facilities we may use and rely on the Information and Projections without independent verification thereof.

         As consideration for the commitments and agreements of the Committing Parties hereunder, you agree to pay the nonrefundable fees described in the Fee Letter dated the date hereof and delivered herewith (the "FEE LETTER").

         The commitment of each Committing Bank and the agreements of each Committing Party, hereunder are subject to (a) there not occurring any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Holdings and its subsidiaries (which for this purpose shall include the Company and its subsidiaries), taken as a whole, (b) such Committing Party not becoming aware after the date hereof of any information or other matter (including any matter relating to financial models and underlying assumptions relating to the Projections) (a "NEW MATTER") affecting Holdings, the Company or the Transaction that in such Committing Party's judgment is inconsistent in a material and adverse manner with any such information or other matter disclosed to such Committing Party prior to the date hereof, so long as such New Matter could reasonably be expected to have a material adverse effect on the ability of the Company to repay the Credit Facilities, (c) such Committing Party's satisfaction that prior to and during the syndication of the Credit Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of Holdings, the Company or their respective subsidiaries, (d) your having obtained a rating of the Credit Facilities from each of Standard and Poor's and Moody's Investors Service, Inc., (e) the negotiation, execution and delivery on or before March 31, 2005 of definitive documentation with respect to the Credit Facilities satisfactory to such Committing Party and (f) the other conditions set forth or referred to in the Term Sheet. The terms and conditions of commitments hereunder and of the Credit Facilities are not limited to those set forth herein and in the Term Sheet. Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of the Committing Parties and you.

         You agree (a) to indemnify and hold harmless each Committing Party, its affiliates and their respective officers, directors, employees, advisors, and agents (each, an "INDEMNIFIED PERSON") from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Credit Facilities, the use of the proceeds thereof, the Transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, PROVIDED that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent
(x) they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person or (y) they result from breach by a Committing Party of any of its obligations hereunder, and (b) to reimburse each Committing Party and its affiliates on demand for all out-of-pocket expenses (including due diligence expenses, syndication expenses, consultant's fees and expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Credit Facilities and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No indemnified person shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Credit Facilities.

         You acknowledge that each Committing Party and its affiliates (the term "Committing Party" as used below in this paragraph being understood to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the Transaction and otherwise. No Committing Party will use confidential information obtained from you by virtue of the Transaction or its other relationships with you in connection with the performance by such Committing Party of services for other companies, and such Committing Party will not furnish any such information to other companies. You also acknowledge that a Committing Party has no obligation to use in connection with the Transaction, or to furnish to you, confidential information obtained from other companies.

         This Commitment Letter shall not be assignable by you without the prior written consent of each Committing Party (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the indemnified persons. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and each Committing Party. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among us with respect to the Credit Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

         This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to the officers, agents and advisors of Holdings and the Company who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof), PROVIDED, that the foregoing restrictions shall cease to apply (except in respect of the Fee Letter and its terms and substance) after this Commitment Letter has been accepted by you.

         The reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or any commitment hereunder; PROVIDED, that your obligations under this Commitment Letter, other than those arising under the fourth [co-agents], fifth [syndication help], sixth [information and projections] and twelfth [confidentiality] paragraphs hereof, shall automatically terminate and be superseded by the provisions of the definitive documentation relating to the Credit Facilities upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time.

         If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on July 1, 2004. The commitments and agreements of the Committing Parties hereunder will expire at such time in the event we have not received such executed counterparts in accordance with the preceding sentence. In addition, such commitments and agreements shall terminate upon receipt by us of written notice from you that you are electing to terminate such commitments, such termination to be effective as of the date specified in such notice; PROVIDED that the reimbursement and indemnification provisions contained herein shall survive any such termination.

         We are pleased to have been given the opportunity to assist you in connection with this important financing.

                                     Very truly yours,

                                     J.P. MORGAN SECURITIES INC.

                                     By: /s/ Cornelius J. Droogan
                                         --------------------------------------
                                         Name:  Cornelius J. Droogan
                                         Title:    Vice President

                                     JPMORGAN CHASE BANK

                                     By: /s/ John C. Riordan
                                         --------------------------------------
                                         Name: John C. Riordan
                                         Title: Vice President

                                     CREDIT SUISSE FIRST BOSTON,
                                     acting through its Cayman Islands Branch

                                     By: /s/ James P. Moran
                                         --------------------------------------
                                         Name:  James P. Moran
                                         Title: Director

                                     By: /s/ Denise L. Alvarez
                                         --------------------------------------
                                         Name: Denise L. Alvarez
                                         Title: Associate

Accepted and agreed to as of the date first written above by:

CHARLES RIVER LABORATORIES INTERNATIONAL INC.

By: /s/ James C. Foster
    --------------------------------
     Name: James C. Foster
     Title: Chairman, Vice President and CEO

                                                                     Schedule 1

                             SOURCES AND USES TABLE
                                  (in million)

SOURCES                                                                    USES
Cash on hand........................    $     223.2     Cash Consideration..............   $    570.4
Revolving Facility*.................           90.3     Refinancings....................         53.1
Term Facility.......................          350.0     Fees and Expenses...............         40.0
                                        -----------                                        ----------
                                        $     663.5                                        $    663.5
                                        ===========                                        ==========







-----------------------------------
* Remaining balance of $150,000,000 Revolving Facility will be available for letters of credit or be unused on the Closing Date.